EXHIBIT 10.3

Real Property Purchase (Contribution-in-Kind) Agreement, dated September 15, 2025, between Juan Pablo Muñoz Flores and Biointra Renovables Atotonilco Jalisco, S.A.P.I. de C.V. (English translation)

Certified English translation of the Spanish original, prepared by an expert translator certified by the Federal Judiciary, Mexico City, as executed (scanned). Certain personal identifying information of individuals (date of birth, Federal Taxpayer Registry (RFC) and CURP numbers) has been omitted pursuant to Item 601(a)(6) of Regulation S-K and is shown as blacked-out text.

Translation from Spanish into English

CAROLINA YEPEZ-ROLDAN Federal Judiciary Government

PRIVATE AGREEMENT FOR THE PURCHASE AND SALE OF A CERTAIN REAL PROPERTY ENTERED INTO BY AND BETWEEN, ON THE ONE HAND AND *PER SE*, BY JUAN PABLO MUÑOZ-FLORES, HEREINAFTER REFERRED TO AS "SELLER", HEREIN REPRESENTED BY MR. JUAN PABLO MUÑOZ-FLORES, AND ON THE OTHER HAND BY, BIOINTRA RENOVABLES ATOTONILCO JALISCO, S.A.P.I. DE C.V., HEREINAFTER REFERRED TO AS "BUYER", HEREIN REPRESENTED BY ITS LEGAL REPRESENTATIVE, MR. RAÚL LAHUD-QUIROZ, WITH THE APPEARANCE OF ALL THE SHAREHOLDERS OF THE COMPANY, MR. RAÚL LAHUD-QUIROZ AND MR. RAUL SEIJI LAHUD- HIRASAWA, HEREINAFTER REFERRED TO AS THE "SHAREHOLDERS", ACCORDING TO THE FOLLOWING REPRESENTATIONS AND SECTIONS:

REPRESENTATIONS AND WARRANTIES:

I.- SELLER REPRESENTS THAT:

I.1.- It is an individual with business activity, of a Mexican nationality, born in Tequila, Jalisco, Mexico, on [redacted] RFC (Federal Tax Identification Number, acronym used in Spanish) [redacted] CURP (Government-Issued Personal Identity Number, acronym used in Spanish) [redacted] with address at: Calle Francisco I Madero No 162 Col. Centro in Tequila, State of Jalisco C.P. 46400.

I.2.- It has been vested sufficient powers and authorities to execute this Agreement; that to date such powers and authorities have not been revoked, modified or limited whatsoever.

I.3.- Its Federal Taxpayer Registry [redacted]

I.4.- It is the sole and legitimate owner of the following real property as evidenced in public instrument number 25,986, dated September 19, 2023, certified by Mr. Alejandro Elizondo-Verduzco, Civil-law Notary Public No. 26 in and for Zapotlán El Grande, Jalisco, rural tract account 280 (Registry records book 1200 folios from 8 to 13 Secc 1ª, real estate folio 5576554); that it is the sole and legitimate owner of the real property identified as a rural tract called Barranca de San Miguel, in the location of the same name with a surface area of **4-01-21** hectares in the Municipality of Amacueca, Jal. with an estimated value of **$10,025,000.0** [sic] including the Var Hass avocado plantation (ten million twenty-five thousand pesos 00/100 Mexican pesos); as well as three rural tracts similar in surface area and adjacent to the same property previously described, certified by the same civil-law Notary Public No. 26 of Zapotlán El Grande, whose description and registration is pending completion and with an estimated value of **$30,000,000.0** [sic] (thirty million pesos 00/100 MEXICAN PESOS) and includes a Hass avocado cultivated surface area in production.

It is also the owner of the following real properties: a) Parcel Certificate No. 000001038038 with a surface area: **10 - 91 - 66,070 hectares** located in the Municipality of Santa María del Oro, Nayarit; b) Parcel Certificate No. 000001038036 with a surface area: **07 - 38 - 27.080 hectares** located in the Municipality of Santa María del Oro, Nayarit; c) Parcel Certificate No. [sic] 000001027002 with a surface area: **1 -07 -07,020 hectares** located in the Municipality of Santa María del Oro, Nayarit; with an estimated global value of **$29,040,000.0** [sic] (Twenty-nine million forty thousand pesos 00/100 Mexican pesos)

It is the holder of four private Purchase and Sale Agreements pending to be notarized, whose Surface area consists of **14-50-04.10 and 3-30-25.37** hectares that were purchased from 4 different individuals; said real properties are under my possession since their purchase and the same adjoining real properties are a segment of the public instrument No. 4755 of the Notary Public office No. 2 headed by civil-law Notary Public José Reynoso-Ponce registered under doc. 55 folios from 370 to 389 of book 330 of Section 1 of the Public Registry Office of Ameca, Jal. and with an estimated value of **$26,700,000.0 [sic]** (Twenty-six million seven hundred thousand pesos 00/100 Mexican pesos).

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I.5.-The real property account of the REAL PROPERTY is: Rural tract property account 280 for the real property described in public instrument 25,986 plus those that are herein added and described in Annex I.

I.6.- Also, the descriptions of the real property related to THE REAL PROPERTY are described in **Annex I,** as well as the cadastral value of the same.

I.7.- There are no recent appraisals carried out by a qualified expert appraiser authorized by the tax authorities; that the preliminary values recorded herein comply with the purchase price and based on the information of the local market of the real estate, the estimated commercial value of the property amounts to **$95,765,000.00 (Ninety-five million seven hundred sixty-five thousand pesos 00/100 MEXICAN PESOS).** It is also noted that an estimate of the current net value of the land based on the expected profitability is as follows: 16.01 hectares of Hass avocado with an annual value of **$3,682,783/year** and 17.47 hectares of tequila agave with a value of **$7,025,678.0** [sic] for an annual total of **$10,708,461.0 [sic]**

I.8.- THE REAL PROPERTY has not been subject to constructions, installations or improvements that modify the estimated value mentioned in the number I.7. of the representations and warranties above.

I.9.- It is the sole and legitimate physical and legal possessor of THE REAL PROPERTY.

I.10.- On the date of signing this Agreement there is no attachment or judicial, administrative, civil, commercial, criminal, labor or other nature or matter proceeding, filed or that, to the extent of their knowledge, may be possible to be filed against and/or in relation to THE REAL PROPERTY.

I.11.- To date all taxes and duties for services provided to THE REAL PROPERTY have been paid, so to date there is no debt for any reason whatsoever.

II.- BUYER REPRESENTS THAT:

II.1.- It is a business corporation incorporated under the General Business Organization Act, as evidenced in the Registry Book Number 2, policy 1497 dated June 5, 2020, certified by Ms. María Cristina Juárez-Uribe, public commercial attestor No. 24 in and for Mexico City, duly registered in the Public Registry of Real property and Commerce of Mexico City, under electronic mercantile folio number N-2020037728.

II.2.- Its attorney-in-fact has sufficient powers and authorities to sign this Agreement which to date have not been revoked, modified or limited whatsoever, as evidenced in Policy number 1497 dated June 5, 2020, certified by Ms. María Cristina Juárez-Uribe, public commercial attestor No. 24 in and for Mexico City.

II.3.- Its Federal Taxpayer Registry is BRA200605EM7.

II.4.- As evidenced in its bylaws, it is a Variable Capital Private Equity Firm, its capital stock in its fixed part amounts to $100,000.00 pesos (ONE HUNDRED THOUSAND PESOS 00/100 MEXICAN PESOS) and that it is represented by 100 registered shares Series I, Class A, as follows:

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SHAREHOLDERS	SERIES I CLASS A	PAR VALUE	TOTAL AMOUNT	EQUITY INTEREST
Biointra, Corp	99	$1,000.00	$99,000.00	99%
Raúl Lahud-Quiroz	1	$1,000.00	$1,000.00	1%
[redacted]				
TOTAL	**100**		**$100,000.00**	**100%**

CAROLINA YÉPEZ-ROLDÁN Federal Judiciary Council Government Certified Expert Translator State Supreme Court MEXICO CITY

III.- The Parties represent that:

III.1.- Both mutually acknowledge their existence, legal capacity and legal powers and authorities to be bound by the terms hereof and for all legal purposes that may be applicable.

III.2.- Both acknowledge that its intention to enter into this Agreement is the truthfulness and accuracy of all their representations and guarantees contained therein.

III.3.- Both have expressed their consent in the form provided for by the applicable legal provisions and that this Agreement has not been executed under any error, duress, unconscionable bargain, fraud or bad faith; and

III.4.- It is its wish to enter into this Agreement, and agree to the following:

S E C T I O N S:

ONE.- SELLER hereby subscribes/Acquires 1,500,000 shares representing the capital stock in its fixed part of 100% (ONE HUNDRED PERCENT), having to pay in kind the shares issued by this company through the REAL PROPERTY, no later than the day of the signing of the notarization of this contribution agreement with no closing contingencies.

TWO. - SHAREHOLDERS expressly waive any right of first refusal or preemptive right that the same in their capacity as shareholders have or may have with respect to the acquisition of the shares referred to in Section ONE above.

THREE.- According to Article 182 of the General Business Organization Act, BUYER and SHAREHOLDERS, undertake to execute, no later than September 30, 2025 an Extraordinary General Shareholders Meeting in which: (i) the increase of its Capital Stock is ordered in the amount determined, so that as of the execution of said Meeting the Share Capital evidences the aforementioned increase in its fixed part; (ii) the issuance of the shares representing the fixed part of its Capital Stock is ordered, which shall correspond to the aforementioned increase in the Capital Stock; (iii) the issuance of the physical securities representing the aforementioned increased Capital Stock is ordered in favor of SELLER as subscriber of said shares; (iv) the contribution in kind of THE REAL PROPERTY in favor of the company as payment for the subscribed shares is approved; (v) the Company's management is ordered to register the capital increase in the Capital Variations Book kept by the Company for that purpose, as well as the registration of SELLER and its personal data in the Shareholders' Registry Book kept by the Company for that purpose; and (vi) the notarization of said minute by a civil-law Notary Public or public commercial attestor of their choice is

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ordered, as well as its respective registration with the Public Registry of Commerce corresponding to their corporate domicile.

FOUR. - SELLER transfers the title of THE REAL PROPERTY in favor of BUYER, by contribution in kind to pay the shares subscribed, including in this transfer that in fact and by law corresponds to SELLER. Consequently, BUYER is deemed to have paid in full the price of all the shares subscribed to by SELLER.

FIVE.- The Parties agree to formalize these agreements and especially the contribution of THE REAL PROPERTY in favor of BUYER to pay the shares subscribed and paid by SELLER before the civil-law Notary Public of BUYER's choice, no later than December 31, 2025 with no closing contingencies.

SIX. - For tax purposes, the Parties set as the value of the transfer that is hereby made, the amount of **$95,765,000.00 (Ninety-five million seven hundred sixty five thousand pesos 00/100 MEXICAN PESOS).**

SEVEN. - SELLER shall deliver the physical and legal possession to BUYER, who shall receive on an "as it is" basis and with its full consent, upon signing this agreement.

EIGHT. - The expenses and fees incurred as a result of the formalization of this transaction shall be borne by BUYER. The taxes incurred as a result of this transaction shall be borne by the party to whom, in accordance with the local and federal laws of the matter, may correspond.

NINE. - As of the signing of this Agreement and if the provisions of Section One are specified, BUYER shall pay the Real property Tax of the REAL PROPERTY, as well as of any supply services, including but not limited to, electricity and any other contracted services of the REAL PROPERTY.

TEN. - The parties agree that this transaction is carried out on an ad-corpus basis. Thus, any difference in terms of the surface and/or characteristics of THE REAL PROPERTY, shall not give any action or right to any of the Parties to claim the fulfillment of any obligation thereof.

ELEVEN. - The transfer of THE REAL PROPERTY is subject to conditions that due to its nature govern the same, so SELLER is bound by a covenant of warranty, in accordance with the provisions of the Civil Code, as amended, and applicable.

TWELVE. -As of this moment, BUYER agrees not to contravene the legal provisions regarding the use of THE REAL PROPERTY.

THIRTEEN. - For all legal purposes that may be applicable, the Parties designate as their domiciles to receive all types of notices the following:

SELLER:	Calle Francisco I Madero No 162 Col. Centro in Tequila, State of Jalisco C.P. 46400.
BUYER:	Av. Insurgentes Sur 2375 Altos S piso, Colonia Tizapan, Alcaldía Álvaro Obregón, Mexico City.

FOURTEEN. - For the interpretation and fulfillment of this Agreement, the Parties expressly submit to the competent laws and Courts of Mexico City, waiving to any jurisdiction that may correspond to them by reason of their present or future domicile.

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Upon having read the contents and scope thereof, and fully aware of its value and legal consequences, the Parties express their full consent and depose and say that this agreement is composed of 5 (FIVE) sheets with text, signed by those who hold and mutually acknowledge their legal capacity, and sign the same in 2 (two) counterparts, in Tequila, Jalisco on the 15th day of September 2025. "As amended".

SELLER	BUYER
Juan Pablo Muñoz Flores	
Juan Pablo Muñoz-Flores *Per se*	Biointra Renovables Atotonilco Jalisco S.A.P.I. de C.V. Represented by Mr. Raúl Lahud-Quiroz

CAROLINA YÉPEZ-ROLDÁN Federal Judiciary Council Government Certified Expert Translator State Supreme Court MEXICO CITY

---End of translation---

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